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                                                                      EXHIBIT 11


TIDEWATER INC.
COMPUTATION OF EARNINGS AND SHARES USED IN ARRIVING
AT PRIMARY AND FULLY-DILUTED EARNINGS PER SHARE FOR THE
QUARTER ENDED JUNE 30, 1994

                                                                     Quarter Ended
                                                                     June 30, 1994
                                                                     -------------
Net earnings                                                         $  13,441,000
                                                                     =============


Computation of weighted average
   number of shares outstanding:

   Issued:  53,074,983 shares

   Weighted average shares outstanding                                  53,064,107

   Add: Incremental shares applicable to stock options                     323,236
                                                                     -------------

   Weighted average shares & equivalents                                53,387,343
                                                                     =============

   Primary and fully diluted earnings per common share               $         .25
                                                                     =============





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